UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2022

PROTAGONIST THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37852	98-0505495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Protagonist Therapeutics, Inc.

7707 Gateway Blvd., Suite 140

Newark, California 94560-1160

(Address of principal executive offices, including zip code)

(510) 474-0170

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	PTGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Chief Financial Officer

On March 25, 2022, the Board of Directors of Protagonist Therapeutics, Inc. (the “Company”) approved the appointment of Asif Ali, 48, to the position of Executive Vice President, Chief Financial Officer, effective on commencement of Mr. Ali’s employment with the Company (April 18, 2022).

Prior to Mr. Ali’s appointment with the Company, he served as Vice President, Finance and Chief Accounting Officer for Theravance Biopharma, Inc., a multinational biopharmaceutical company, from September 2018 through February 2022. Mr. Ali’s experiences included equity and asset-backed financings, strategic collaborations, finance operations and long-term business strategy. Prior to Theravance, Mr. Ali served as Vice President and Corporate Controller for Depomed, Inc., a publicly traded specialty pharmaceutical company, from June 2012 through June 2018, where he oversaw and contributed to product launches, product acquisitions and financing projects. From 2010 through 2011, Mr. Ali served as Director of Finance and Accounting for Nevada Property 1 LLC, a public company that owned and operated the Cosmopolitan of Las Vegas, Nevada.  From 2004 to 2009, Mr. Ali worked in public accounting in the life sciences practice of PricewaterhouseCoopers where he held various positions of responsibility and left as a Senior Manager.  Mr. Ali is a fellow of the Institute of Chartered Accountants in England & Wales, a qualification that he obtained in conjunction with studying accounting at the University of North London, United Kingdom (the combined studies are the U.S. equivalent of a B.S. in Business Administration with concentration in accounting).

The Company has entered into an offer letter with Mr. Ali (the “Offer Letter”) pursuant to which he will be paid an annual base salary of $425,000 (the “Base Salary”) and will be eligible for a discretionary annual bonus of up to 40% of his Base Salary. In addition, the Compensation Committee of the Board of Directors (the “Compensation Committee”) has approved the grant to Mr. Ali of an option to purchase 82,500 shares of the Company’s Common Stock (the “Option”), and 13,750 Restricted Stock Units (the “RSUs”) as of Mr. Ali’s commencement of employment (the “Equity Award Grant Date”). The shares subject to the Option will vest over four years, with 25% of the Option shares vesting on the one-year anniversary of the Equity Award Grant Date, with the balance vesting in equal monthly installments over the following 36 months, and the RSUs will vest in four equal annual installments, in each case, subject to Mr. Ali’s continued service with the Company. The Option and the RSUs are subject to the terms of the Company’s 2018 Inducement Plan and the corresponding equity award agreements.

There are no family relationships between Mr. Ali and any executive officer or director of the Company and Mr. Ali does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Ali was not appointed pursuant to any arrangement or understanding between him and any other person.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protagonist Therapeutics, Inc.

Dated: March 31, 2022

	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Executive Vice President, General Counsel